Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 1, 2021, LendingClub Corporation (“LendingClub” or “the Company”) completed the acquisition of Radius Bancorp, Inc. (“Radius”), in accordance with the Plan of Merger previously disclosed in Form 8-K filed on February 18, 2020, for total consideration transferred (or “purchase price”) of approximately $187 million. The acquisition combines the Company’s complementary digital lending capabilities with those of a digital bank.

The unaudited pro forma condensed combined financial information includes the unaudited pro forma condensed combined statement of operations and the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined balance sheet as of December 31, 2020, combines the historical consolidated balance sheets of LendingClub and Radius and have been adjusted to depict the accounting for the acquisition required under generally accepted accounting principles in the United States (GAAP) while the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical consolidated statements of operations of LendingClub and Radius and have been adjusted to depict the effects of the pro forma balance sheet assuming those adjustments were made as of January 1, 2020.

Management performed a preliminary analysis of LendingClub’s and Radius’ historical financial statements to identify differences in presentation. As a result, the historical consolidated balance sheet and statement of operations of LendingClub and Radius have been reclassified to align with the requirements for presentation for a bank holding company and the presentation is reflective of what is generally expected to be used by the combined company for purposes of this pro forma financial information as presented in Note 4 and Note 5.

The unaudited pro forma condensed combined financial information are provided for illustrative purposes only and are not intended to represent the actual results of operations or financial position of LendingClub and Radius had the acquisition been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position of the combined company.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and:

-    LendingClub's audited consolidated financial statements and related notes as of and for the year ended December 31, 2020, which are included in LendingClub’s Annual Report on Form 10-K for the year ended December 31, 2020;
-    Radius’ audited consolidated financial statements and related notes as of and for the year ended December 31, 2020, included in this Current Report on Form 8-K/A.

In addition, the unaudited pro forma condensed combined financial information contained herein does not include integration costs or benefits from synergies that may result from the acquisition. LendingClub anticipates that the acquisition of Radius Bank may be transformational for LendingClub from both a financial and strategic perspective. Additional strategic and financial benefits of the Radius acquisition will include increased resiliency with access to stable, low-cost deposit funding replacing higher-cost and more volatile third-party warehouse funding; increased and more stable revenue driven by increased net interest income from loans held for investment; expense benefits by capturing the fees that were historically paid to our third-party issuing banks; and the ability to attract new members and deepen relationships with existing members through the addition of banking services that leverage LendingClub’s marketing and brand strengths.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with GAAP. GAAP requires the allocation of the purchase price to the fair value of the identified assets acquired and liabilities assumed upon consummation of a business combination. As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the total purchase price to acquire Radius has been allocated to the assets acquired and assumed liabilities of Radius based upon Lending Club’s preliminary estimates and assumptions of fair values at the date of acquisition, giving effect to the acquisition as if it had been completed on December 31, 2020, and is subject to change until valuation assessments are completed. Although the completion of the valuation activities may result in asset and liability fair values that differ from the preliminary estimates included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the consolidated financial position and results of operations of LendingClub or the combined company.

Unaudited Proforma Condensed Combined Balance Sheet
As of December 31, 2020
(In millions, except share and per share data)

	LendingClub	Radius	Transaction Accounting Adjustments		Pro Forma Combined
	(Note 4)	(Note 4)	(Note 3)
Assets
Cash and due from banks	$5.2	$19.9	$—		$25.1
Interest-bearing deposits in banks	519.8	391.2	(145.3)	(a)	765.7
Total cash and cash equivalents	525.0	411.1	(145.3)		790.8
Restricted cash	103.5	—	—		103.5
Securities available for sale at fair value	142.2	261.7	—		403.9
Loans held for sale	121.9	—	—		121.9
Loans and leases held for investment	—	1,654.9	(20.7)	(b)	1,634.2
Allowance for loan and lease losses	—	(13.2)	(6.1)	(c)	(19.3)
Loans and leases held for investment, net	—	1,641.7	(26.8)		1,614.9
Retail and certificate loans held for investment at fair value	636.7	—	—		636.7
Other loans held for investment at fair value	50.0	—	—		50.0
Property, equipment and software, net	96.7	2.5	(0.5)	(d)	98.7
Goodwill	—	—	75.8	(e)	75.8
Other assets	187.4	61.0	23.9	(f)	272.3
Total assets	$1,863.4	$2,378.0	$(72.9)		$4,168.5
Liabilities and Equity
Deposits:
Non-interest bearing	$—	$96.4	$—		$96.4
Interest bearing	—	1,641.8	0.7	(g)	1,642.5
Total deposits	—	1,738.2	0.7		1,738.9
Short-term borrowings	105.0	9.9	—		114.9
Advances from PPPLF	—	467.9	—		467.9
Retail notes, certificates and secured borrowings at fair value	636.8	—	—		636.8
Payable on Structured Program borrowings	152.8	—	—		152.8
Other long-term debt	—	17.9	0.6	(h)	18.5
Other liabilities	244.6	25.0	6.5	(i)	276.1
Total liabilities	1,139.2	2,258.9	7.8		3,405.9
Equity
Common stock	0.9	0.1	0.3	(j)	1.3
Additional paid-in capital	1,508.0	81.7	(40.6)	(j)	1,549.1
Retained earnings	(786.2)	32.5	(35.6)	(j)	(789.3)
Accumulated other comprehensive income (loss)	1.5	4.8	(4.8)	(j)	1.5
Total equity	724.2	119.1	(80.7)		762.6
Total liabilities and equity	$1,863.4	$2,378.0	$(72.9)		$4,168.5
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2020
(In millions, except share and per share data)

	LendingClub	Radius	Transaction Accounting Adjustments		Pro Forma Combined
	(Note 5)	(Note 5)	(Note 3)
Non-interest income
Marketplace revenue	$245.3	$4.8	$—		$250.1
Other non-interest income	13.4	12.0	—		25.4
Total non-interest income	258.7	16.8	—		275.5

Interest income
Interest on loans held for sale	72.9	—	—		72.9
Interest on loans and leases held for investment	—	61.1	2.6	(aa)	63.7
Interest on retail and certificate loans held for investment at fair value	115.9	—	—		115.9
Interest on other loans held for investment at fair value	7.7	—	—		7.7
Interest on securities available for sale	12.1	6.4	(2.7)	(bb)	15.8
Other	1.1	0.5	—		1.6
Total interest income	209.7	68.0	(0.1)		277.6

Interest expense
Interest on deposits	—	8.4	(0.7)	(cc)	7.7
Interest on short-term borrowings	18.3	0.2	—		18.5
Interest on retail notes, certificates and secured borrowings	115.9	—	—		115.9
Interest on Structured Program borrowings	16.2	—	—		16.2
Interest on other long-term debt	—	2.7	(0.3)	(dd)	2.4
Total interest expense	150.4	11.3	(1.0)		160.7

Net interest income	59.3	56.7	0.9		116.9

Total net revenue	318.0	73.5	0.9		392.4

Provision for credit losses	3.4	11.3	6.9	(ee)	21.6

Non-interest expense
Compensation and benefits	252.5	25.9	2.6	(ff)	281.0
Marketing	51.5	1.8	—		53.3
Equipment and software	26.9	9.5	—		36.4
Occupancy	27.9	2.0	0.3	(gg)	30.2
Depreciation and amortization	54.0	1.3	2.3	(hh)	57.6
Professional services	41.8	6.0	3.0	(ii)	50.8
Other	47.7	6.8	—		54.5
Total non-interest expense	502.3	53.3	8.2		563.8

Income before income tax expense	(187.7)	8.9	(14.2)		(193.0)

Income tax expense (benefit)	(0.1)	1.7	(4.5)	(jj)	(2.9)

Consolidated net income (loss)	$(187.6)	$7.2	$(9.7)		$(190.1)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2020
(in millions, except share and per share data)

	LendingClub	Radius	Transaction Accounting Adjustments		Pro Forma Combined
	(Note 5)	(Note 5)	(Note 3)
Net loss per share attributable to common stockholders – Basic and Diluted	$(2.63)	$—	$—	(kk)	$(2.56)
Weighted-average common shares – Basic and Diluted	77,934,302	—	—	(kk)	81,695,416

Net income (loss) per share attributable to preferred stockholders – Basic and Diluted	$1.39	$—	$—	(kk)	$1.51
Weighted-average common shares, as converted – Basic and Diluted	12,505,393	—	—	(kk)	12,505,393

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)
1.Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. In accordance with Release No. 33-10786, the unaudited condensed combined pro forma balance sheet and statements of operations reflect transaction accounting adjustments, as well as other adjustments deemed to be directly related to the acquisition, irrespective of whether or not such adjustment is deemed to be recurring.

Certain balance sheet and statement of operations reclassifications have been made in order to align presentations between LendingClub and Radius for purposes of this pro forma financial information. Refer to Note 4 and Note 5 for these reclassification adjustments.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, and LendingClub is considered the accounting acquirer. The acquisition method of accounting, based on ASC 805, Business Combinations (“ASC 805”), generally uses the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition are based on estimates and assumptions of LendingClub. LendingClub is continuing to finalize the valuations of the assets acquired and liabilities assumed. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the valuation analyses. Although the completion of the valuation activities may result in asset and liability fair values that are different from the preliminary estimates included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the consolidated financial position and results of operations of LendingClub or the combined company.

For the purposes of preparing the pro forma financial information, LendingClub’s management is reviewing the accounting policies of Radius to conform their financial statements to the current accounting policies of LendingClub. While this assessment is ongoing, management is not aware of any material accounting policy differences at this time that have not been conformed in the condensed combined financial information presented herein. When the assessment is completed, additional differences may be identified that, when conformed, could have a material impact on the pro forma financial statements.

2.Purchase Price

LendingClub calculated the purchase price as follows:

Cash Purchase Price		$140.3

Stock Purchase Price
Fixed number of shares	(i)	3,761,114
LC stock price	(ii)	10.85
Stock Purchase Price		$40.8

Total: Cash and Stock		$181.1

Share-Based Payments	(iii)	$5.7

Total Consideration Transferred		$186.8

(i)At completion of acquisition, LendingClub exchanged 3,761,114 of its common stock to the previous Radius stockholders as part of the purchase price.
(ii)The common stock price for LendingClub was determined as of the most recent trading day preceding the acquisition, close of business January 29, 2021.
(iii)In connection with the acquisition, LendingClub agreed to settle equity awards held by Radius employees in cash and LendingClub awards pursuant to the Merger Agreement.

The calculation of purchase price shown herein reflects the purchase price as of the date the transaction closed, February 1, 2021.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)
Under the acquisition method of accounting, the total purchase price is allocated to Radius’ assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. For the purposes of the pro forma financial information herein, the fair values determined were applied to give effect to the merger as if it had been completed on December 31, 2020. Based upon the estimated purchase price and a preliminary valuation, the preliminary purchase price allocation is as follows:

As of December 31, 2020
Total Consideration	$186.8
Fair Value of Assets Acquired
Cash	411.1
Securities available for sale	261.7
Loans and leases held for investment, net	1,622.0
Property, equipment and software, net	2.0
Other assets	79.5
Total assets	$2,376.3
Fair Value of Liabilities Assumed
Deposits	$1,739.0
Short-term borrowings	9.9
Long-term debt	486.5
Other liabilities	29.9
Total liabilities	2,265.3
Less: Net Assets	$111.0
Goodwill	$75.8

Refer to Note 3 for additional information on how the purchase price and related allocations have been reflected in transaction accounting adjustments.

3.Transaction Accounting Adjustments

The unaudited pro forma condensed combined financial information reflects the following adjustments.

Balance Sheet Pro Forma Adjustments

(a)Adjustment to interest-bearing deposits in banks to reflect cash paid for purchase price of $140.3 million plus $5.0 million attributable to settling equity awards held by Radius employees with cash.

(b)Adjustment to loans and leases held for investment for estimated fair value adjustments.

(c)Adjustment to reflect updated allowance for loan and leases losses comprising removal of Radius’ historical allowance of $13.2 million; and recognition of an allowance for the combined company under ASC 326, Financial Instruments – Credit Losses (“ASC 326”), of $19.3 million, of which $12.4 million was recognized as an addition to the balance of loans and leases for the acquisition of purchased financial assets with credit deterioration and $6.9 million was recognized as a reduction to retained earnings to reflect expense recorded for the acquisition of purchased financial assets without credit deterioration.

(d)Adjustment to property, equipment and software, net for estimated fair value adjustments.

(e)Adjustment to goodwill equal to the fair value of purchase price in excess of the preliminary fair value of net assets acquired; refer to preliminary purchase price allocation in Note 2 above for more details.

(f)Adjustment to other assets, primarily including increase in core deposit intangible fair value of $13.6 million; increase in investments fair value of $6.2 million; recognition of an operating lease right of use asset of $6.7 million under ASC 842, Leases (“ASC 842”) for acquired operating leases; release of LendingClub’s historical valuation allowance due to the assumption of a deferred tax liability from Radius of $4.9 million (equal to the historical Radius deferred tax liability amount plus the effects of purchase price accounting).

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)

(g)Adjustment to reflect estimated fair value of acquired interest-bearing deposits.

(h)Adjustment to reflect estimated fair value of acquired long-term debt.

(i)Adjustment to other liabilities, including accrual of an acquisition cost liability of $8.2 million, which is nonrecurring in nature and is not expected to affect later periods; recognition of an operating lease liability from the effect of adopting lease accounting guidance of $4.1 million; reclassification of Radius’ historical deferred tax liability to other assets of $3.9 million; and reduction of current taxes payable as a result of the tax impact of the Radius acquisition of $1.9 million.

(j)Adjustments to equity include:
i.Adjustment to common stock and additional paid in capital for removal of Radius’ historical balances of $0.1 million and $81.7 million, respectively, and recognition of value for shares issued as part of the purchase price of $0.4 million and $41.1 million, respectively;
ii.Adjustment to retained earnings for removal of Radius’ historical retained earnings of $32.5 million, reduction related to the expense recorded for the acquisition of purchased financial assets without credit deterioration of $6.9 million, and reduction related to the expense recorded for acquirer acquisition costs $3.0 million; offset by the effect of changes to deferred tax liability and current taxes payable of $6.8 million;
iii.Adjustment to accumulated other comprehensive income for removal of Radius’ historical accumulated other comprehensive income of $4.8 million.

Income Statement Pro Forma Adjustments

(aa)Adjustment to record increase to interest income resulting from the accretion of the discount related to net fair value adjustments based on the weighted-average remaining life.

(bb)Adjustment to record amortization of premium related to the net fair value adjustment on acquired securities available for sale previously recorded in other comprehensive income.

(cc)Adjustment to record decrease to interest expense resulting from the amortization of the premium related to net fair value adjustment on acquired interest-bearing deposits based on the weighted-average remaining life.

(dd)Adjustment to record decrease to interest expense resulting from the amortization of the premium related to net fair value adjustment on acquired long-term debt based on the weighted-average remaining life.

(ee)Adjustment to record the provision for credit losses under ASC 326 recognized in earnings upon LendingClub’s acquisition of Radius.

(ff)Adjustment to recognize expenses for employee compensation arrangements that are executed in conjunction with the acquisition.

(gg)Adjustment to record amortization of the fair value adjustments relating to operating leases.

(hh)Net adjustment to remove the historical amount of core deposit intangible amortization recorded by Radius and record the preliminary post-transaction core deposit intangible amortization amount, calculated using sum-of-years’ digits method with a useful life of 10 years.

(ii)Adjustment to recognize expenses incurred related to the merger by LendingClub; note that these adjustments are nonrecurring in nature and are not expected to affect later periods.

(jj)Adjustment to recognize the estimated effect resulting from (1) reduction of previously recorded Radius tax expense due to the valuation allowance held by LendingClub and (2) recognition of benefit from valuation allowance reduction as a result of the acquisition of Radius’ deferred tax liability.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)
(kk)Adjustment to the common shares outstanding as follows:

	Year Ended December 31, 2020
	Common Stock	Preferred Stock
Allocation of undistributed LendingClub net loss	$(158.8)	$(31.3)
Deemed dividend	(50.2)	50.2
Net income (loss) attributable to stockholders	$(209.0)	$18.9

Pre-Combination Weighted-average common shares – Basic and Diluted	77,934,302	12,505,393
Shares included in Stock Purchase Price	3,761,114	—
Weighted-average common shares – Basic and Diluted	81,695,416	12,505,393
Net income (loss) per share attributable to stockholders - Basic and Diluted	$(2.56)	$1.51

This adjustment reflects the LendingClub common stock that will be issued as part of the purchase price of the acquisition. Since the vesting period for the options granted to former Radius option holders is greater than one year, none of these options would be vested as of December 31, 2020. Given that after the pro forma adjustments the combined entity is operating at a net loss, an adjustment for dilution was not required.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)
4.     Summary of Reclassification Adjustments - Balance Sheet

The classification of certain balance sheet items presented by Radius under GAAP has been adjusted to align with the presentation requirements for a bank holding company and the presentation is reflective of what is generally expected to be used by the combined company under GAAP, as shown below.

	As of December 31, 2020
	Radius Historical Presentation	Reclassification Adjustments	Radius Reclassified Amounts
Assets
Cash and due from banks	$411.1	$(411.1)	$—
Cash and due from banks	—	19.9	19.9
Interest-bearing deposits in banks	—	391.2	391.2
Total cash and cash equivalents	—	411.1	411.1
Securities available for sale at fair value	261.7	—	261.7
Equity securities	2.3	(2.3)	—
Loans and leases, net of allowance for loan and lease losses of $13.2	1,641.7	(1,641.7)	—
Loans and leases held for investment	—	1,654.9	1,654.9
Allowance for loan and lease losses	—	(13.2)	(13.2)
Loans and leases held for investment, net	—	1,641.7	1,641.7
Restricted stock, at cost	1.0	(1.0)	—
Property, equipment and software, net	2.5	—	2.5
Accrued interest receivable	7.6	(7.6)	—
Bank-owned life insurance	31.4	(31.4)	—
Prepaid expenses	1.7	(1.7)	—
Core deposit intangible	1.4	(1.4)	—
Loan servicing rights	3.1	(3.1)	—
Other assets	12.5	48.5	61.0
Total assets	$2,378.0	$—	$2,378.0
Liabilities and Equity
Deposits:
Non-interest bearing	$96.4	$—	$96.4
Interest bearing	1,641.3	0.5	1,641.8
Total deposits	1,737.7	0.5	1,738.2
Short-term borrowings	4.0	5.9	9.9
Repurchase agreements	5.9	(5.9)	—
Advances from Federal Home Loan Bank of Boston (FHLBB)	2.8	(2.8)	—
Advances from Paycheck Protection Program Liquidity Facility (PPPLF)	467.9	—	467.9
Subordinate debt	15.1	(15.1)	—
Net deferred tax liability	3.9	(3.9)	—
Accrued interest payable	1.0	(1.0)	—
Mortgagors' escrow accounts	0.5	(0.5)	—
Other long-term debt	—	17.9	17.9
Other liabilities	20.1	4.9	25.0
Total liabilities	2,258.9	—	2,258.9
Equity
Common stock	0.1	—	0.1
Additional paid-in capital	81.7	—	81.7
Retained earnings (accumulated deficit)	32.5	—	32.5
Accumulated other comprehensive income (loss)	4.8	—	4.8
Total equity	119.1	—	119.1
Total liabilities and equity	$2,378.0	$—	$2,378.0

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)
Similarly, the classification of certain balance sheet items presented by LendingClub under GAAP has been adjusted to align with the requirements for presentation for a bank holding company and the presentation is reflective of what is generally expected to be used by the combined company under GAAP, as shown below.

	As of December 31, 2020
	LendingClub Historical Presentation	Reclassification Adjustments	LendingClub Reclassified Amounts
Assets
Cash and cash equivalents	$525.0	$(525.0)	$—
Cash and due from banks	—	5.2	5.2
Interest bearing deposits in banks	—	519.8	519.8
Total cash and cash equivalents	—	525.0	525.0
Restricted cash	103.5	—	103.5
Securities available for sale at fair value	142.2	—	142.2
Loans held for investment by the company at fair value	50.0	(50.0)	—
Loans held for sale by the company at fair value	121.9	(121.9)	—
Loans held for sale	—	121.9	121.9
Retail and certificate loans held for investment at fair value	636.7	—	636.7
Other loans held for investment at fair value	—	50.0	50.0
Accrued interest receivable	5.2	(5.2)	—
Property, equipment and software, net	96.7	—	96.7
Operating lease assets	74.1	(74.1)	—
Intangible assets, net	11.4	(11.4)	—
Other assets	96.7	90.7	187.4
Total assets	$1,863.4	$—	$1,863.4
Liabilities and Equity
Accounts payable	$3.7	$(3.7)	$—
Accrued interest payable	4.6	(4.6)	—
Operating lease liabilities	94.5	(94.5)	—
Accrued expenses and other liabilities	101.5	(101.5)	—
Payable to investors	40.3	(40.3)	—
Credit facilities and securities sold under repurchase agreements	105.0	(105.0)	—
Short-term borrowings	—	105.0	105.0
Retail notes, certificates and secured borrowings at fair value	636.8	—	636.8
Payable on Structured Program borrowings	152.8	—	152.8
Other liabilities	—	244.6	244.6
Total liabilities	1,139.2	—	1,139.2
			—
Equity
Common stock	0.9	—	0.9
Additional paid-in capital	1,508.0	—	1,508.0
Retained earnings (accumulated deficit)	(786.2)	—	(786.2)
Accumulated other comprehensive income (loss)	1.5	—	1.5
Total equity	724.2	—	724.2
Total liabilities and equity	$1,863.4	$—	$1,863.4

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)
5.    Summary of Reclassification Adjustments - Statement of Operations

The classification of certain items in the statement of operations presented by Radius under GAAP has been adjusted to align with the requirements for presentation for a bank holding company and the presentation is reflective of what is generally expected to be used by the combined company under GAAP, as shown below.

	For the year ended December 31, 2020
	Radius Historical Presentation	Reclassification Adjustments	Radius Reclassified Amounts
Non-interest income
Marketplace revenue	$—	$4.8	$4.8
Gain on sales of loans, net	2.8	(2.8)	—
Gain on sale of equity securities	1.6	(1.6)	—
Gain/(loss) on sale of available for sale debt securities	0.3	(0.3)	—
Gain on equipment finance lease terminations	2.0	(2.0)	—
Deposit account service charges	1.0	(1.0)	—
ATM fee income	1.3	(1.3)	—
Loan servicing fees	2.0	(2.0)	—
Income from bank-owned life insurance	0.9	(0.9)	—
Fair value loss on indemnification of asset	(0.4)	0.4	—
Other non-interest income	5.3	6.7	12.0
Total non-interest income	16.8	—	16.8
Interest income
Loans	61.1	(61.1)	—
Interest on loans and leases held for investment	—	61.1	61.1
Taxable securities	5.6	(5.6)	—
Tax-exempt securities	1.0	(1.0)	—
Interest on securities available for sale	—	6.4	6.4
Other	0.3	0.2	0.5
Total interest income	68.0	—	68.0
Interest expense
Interest on deposits	8.4	—	8.4
FHLBB advances	0.4	(0.4)	—
PPPLF Advances	1.3	(1.3)	—
Interest on short-term borrowings	0.2	—	0.2
Subordinate debt	1.0	(1.0)	—
Interest on other long-term debt	—	2.7	2.7
Total interest expense	11.3	—	11.3
Net interest income	56.7	—	56.7
Total net revenue	73.5	—	73.5
Provision for credit losses	11.3	—	11.3

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)

	For the year ended December 31, 2020
	Radius Historical Presentation	Reclassification Adjustments	Radius Reclassified Amounts

Non-interest expense
Compensation and benefits	25.9	—	25.9
Marketing	1.8	—	1.8
Data processing	9.5	(9.5)	—
Equipment and software	—	9.5	9.5
Occupancy	2.2	(0.2)	2.0
Depreciation and amortization	0.4	0.9	1.3
Professional services	5.3	0.7	6.0
Deposit insurance premiums	1.5	(1.5)	—
Operating losses net of recovery	1.7	(1.7)	—
ATM charges	0.9	(0.9)	—
Directors' fees and travel	0.5	(0.5)	—
Travel and entertainment	0.2	(0.2)	—
Other	3.4	3.4	6.8
Total non-interest expense	53.3	—	53.3
Income before income tax expense	8.9	—	8.9
Income tax expense (benefit)	1.7	—	1.7
Consolidated net income (loss)	$7.2	$—	$7.2

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)
Similarly, the classification of certain items in the statement of operations presented by LendingClub under GAAP has been adjusted to align with the requirements for presentation for a bank holding company and the presentation is reflective of what is generally expected to be used by the combined company under GAAP, as shown below.

	For the year ended December 31, 2020
	LendingClub Historical Presentation	Reclassification Adjustments		LendingClub Reclassified Amounts
Net Revenue
Transaction fees	$207.6	$(207.6)		$—
Interest income	209.7	(209.7)		—
Interest expense	(141.5)	141.5		—
Net fair value adjustments	(117.3)	117.3		—
Net interest income and fair value adjustments	(49.1)	49.1		—
Investor fees	111.9	(111.9)		—
Gain on sales of loans	30.8	(30.8)		—
Net investor revenue	93.6	(93.6)		—
Other revenue	13.4	(13.4)		—
Total net revenue	314.6	(314.6)		—
Non-interest income
Marketplace revenue	—	245.3	(1)	245.3
Other non-interest income	—	13.4		13.4
Total non-interest income	—	258.7		258.7
Interest income
Interest on loans held for sale	—	72.9		72.9
Interest on retail and certificate loans held for investment at fair value	—	115.9		115.9
Interest on other loans held for investment at fair value	—	7.7		7.7
Interest on securities available for sale	—	12.1		12.1
Other	—	1.1		1.1
Total interest income	—	209.7		209.7
Interest expense
Interest on short-term borrowings	—	18.3		18.3
Interest on retail notes, certificates and secured borrowings	—	115.9		115.9
Interest on Structured Program borrowings	—	16.2		16.2
Total interest expense	—	150.4		150.4
Net interest income	—	59.3		59.3
Total net revenue	—	318.0	(2)	318.0
Provision for credit losses	—	3.4		3.4
Operating expenses
Sales and marketing	79.0	(79.0)		—
Origination and servicing	71.2	(71.2)		—
Engineering and product development	139.1	(139.1)		—
Other general and administrative	213.0	(213.0)		—
Total operating expenses	502.3	(502.3)		—

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In millions, except share and per share data, or as otherwise noted)

	For the year ended December 31, 2020
	LendingClub Historical Presentation	Reclassification Adjustments	LendingClub Reclassified Amounts
Non-interest expense
Compensation and benefits	—	252.5	252.5
Marketing	—	51.5	51.5
Equipment and software	—	26.9	26.9
Occupancy	—	27.9	27.9
Depreciation and amortization	—	54.0	54.0
Professional services	—	41.8	41.8
Other non-interest expense	—	47.7	47.7
Total non-interest expense	—	502.3	502.3
Income before income tax expense	(187.7)	—	(187.7)
Income tax expense (benefit)	(0.1)	—	(0.1)
Consolidated net income (loss)	$(187.6)	$—	$(187.6)
(1)    Marketplace revenue comprises: (a) transaction fees of $207.6 million, (b) investor fees of $111.9 million, and (c) gain (loss) on sale of loans of $30.8 million, partially offset by fair value adjustments of $105.0 million.
(2)    The increase in net revenue relates to credit valuation adjustments of $3.4 million on available for sale securities reclassified from net fair value adjustments to provision for credit losses.